Exhibit 5.2

                        RICHARDS, LAYTON & FINGER, P.A.
                           A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                             920 NORTH KING STREET
                          WILMINGTON, DELAWARE, 19801
                                 (302) 651-7700
                               FAX (302) 651-7701
                                  WWW.RLF.COM


                                  May 22, 2007



To Each Of The Persons Listed
 On Schedule A Attached Hereto

               Re:    Nelnet Student Loan Trust 2007-1

Ladies and Gentlemen:

               We have acted as special Delaware counsel to Nelnet Student Loan Trust 2007-1, a Delaware statutory trust (the "Trust"), in connection with the transactions contemplated by the Trust Agreement, dated as of May 1, 2007 (the "Trust Agreement"), between M&T Trust Company of Delaware, a Delaware limited purpose trust company, as Delaware trustee (the "Delaware Trustee"), and Nelnet Student Loan Funding, LLC, a Delaware limited liability company, as depositor (the "Depositor"). This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in, or incorporated by reference in, the Trust Agreement, except that reference herein to any document shall mean such document as in effect on the date hereof.

                We have examined originals or copies of the following documents:

                (a)     The Trust Agreement;

                (b)     The Indenture;

                (c)     The Master Servicing Agreement;

                (d)     The Administration Agreement;

                (e) The Student Loan Purchase Agreement between the Depositor and the Trust;

                (f)     The Custodian Agreement;

                (g)     The Auction Agent Agreement;

                (h) The Eligible Lender Trust Agreement (the documents identified in items (b) through (h) being collectively referred to as the "Trust Documents");

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To Each Of The Persons Listed
 On Schedule A Attached Hereto
May 22, 2007
Page 2


                (i) The Amended and Restated Limited Liability Company Agreement of Nelnet Student Loan Funding, LLC, dated as of May 1, 2002, between NELN, Inc., as a member, and Nelnet Student Loan Funding Management Corporation, as manager and as special member;

                (j)     A specimen of the Certificate;

                (k)     Specimens of the Notes;

                (l) A certified copy of the certificate of trust (the "Certificate of Trust") of the Trust which was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 1, 2007; and

                (m) A long form certificate of good standing for the Trust, dated May 21, 2007, obtained from the Secretary of State.

               We have not reviewed any documents other than the foregoing documents for purposes of rendering our opinions as expressed herein, and we have assumed that there exists no provision of any such other document that bears upon or is inconsistent with our opinions as expressed herein. We have conducted no independent factual investigation of our own but have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

               Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

               1. The Trust has been duly formed and is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. 3801, et seq. (the "Act"), and has the power and authority under the Trust Agreement and the Act to execute, deliver and perform its obligations under the Trust Documents, the Notes and the Certificates, and to grant the Trust Estate to the Indenture Trustee pursuant to the Indenture as security for the Notes.

               2. The Trust Documents, the Certificate and the Notes have been duly authorized, executed and delivered by the Trust.

               3. The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Delaware Trustee, enforceable against the Depositor and the Delaware Trustee, in accordance with its terms.

               4. The Certificates have been duly authorized by the Trust and, when duly executed by the Trust and authenticated by the Delaware Trustee in accordance with the Trust Agreement and delivered to and paid for by the purchasers thereof in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

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To Each Of The Persons Listed
 On Schedule A Attached Hereto
May 22, 2007
Page 3

               5. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust for the Trust with the Office of the Secretary of State of the State of Delaware.

               6. Neither the execution, delivery and performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

               7. Under 3805(b) of the Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

               8. Under the Act, the Trust is a separate legal entity and, assuming that the Student Loan Purchase Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Student Loan Purchase Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.

               9. Under 3805(c) of the Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Depositor in its capacity as such) has no interest in specific Trust property.

               10. Under Section 3808(a) and (b) of the Act, the Trust may not be terminated or revoked by any Certificateholder, and the dissolution, termination or bankruptcy of any Certificateholder shall not result in the termination or dissolution of the Trust, except to the extent otherwise provided in the Trust Agreement.

               The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

               A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state securities or blue sky laws, (iii) state insurance laws or (iv) laws, rules and regulations relating to the particular nature of the Trust assets.

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To Each Of The Persons Listed
 On Schedule A Attached Hereto
May 22, 2007
Page 4

               B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party has the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraphs 2 and 4 above, that each party has duly authorized, executed and delivered the documents examined by us, (v) that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us, (vi) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vii) except to the extent provided in paragraphs 5 and 6 above, that the execution, delivery and performance of the documents examined by us by each of the parties thereto does not and will not violate or require any consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action under, any agreement, indenture or instrument to which it is a party or by which it is bound or any provision of any law, rule, regulation, judgment, order, writ, injunction or decree of any court or governmental authority applicable to it or any of its property and (viii) that the Trust derives no income from or connected with sources within the State of Delaware (other than the percentage of student loans originated in the State of Delaware, which we assume to be nominal, for which the Trust or the Eligible Lender Trustee on its behalf takes title) and has no assets, activities (other than having a Delaware trustee as required by the Act and the filing of documents with the Secretary of State) or employees in the State of Delaware.

               C. The foregoing opinions regarding enforceability and the opinions in paragraphs 7, 8, 9 and 10 above are subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy with respect to the enforceability of provisions relating to indemnification or contribution.

               D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

               E. We express no opinion as to the creation, attachment, perfection or priority of any mortgage or security interest or the nature or validity of title to any property.

               F. We have not participated in the preparation of any offering materials with respect to the Notes and the Certificate and assume no responsibility for their contents.

To Each Of The Persons Listed
 On Schedule A Attached Hereto
May 22, 2007
Page 5


               This opinion may be relied upon by you in connection with the matters set forth herein. We also consent to the reliance on this opinion as to matters of Delaware law by Kutak Rock LLP as if it were addressed to them in rendering their opinions to you of even date herewith. Without our prior written consent, this opinion may not be relied upon by or furnished to any other person or entity for any purpose.

                                             Very truly yours,

                                             /s/ Richards, Layton & Finger, P.A.


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                                   SCHEDULE A


National Education Loan Network, Inc.

Nelnet, Inc.

Nelnet Student Loan Funding, LLC

M&T Trust Company of Delaware

Deutsche Bank Trust Company Americas

Nelnet Student Loan Trust 2007-1

Zions First National Bank

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

RBC Dain Rauscher Inc.

Greenwich Capital Markets, Inc.

SunTrust Capital Markets, Inc.

Nelnet Capital, LLC

Fitch, Inc.

Moody's Investors Service, Inc.

Standard & Poor's Rating Services,
 a Division of The McGraw-Hill Companies, Inc.